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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the use of our report for Collection of Fine Properties, Inc., dated January 23, 1998, and to all references to our Firm included in or made part of this registration statement.

MORRISON, BROWN, ARGIZ AND COMPANY
Denver, Colorado,
May 21, 1999.